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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

We consent to incorporation by reference in the Registration Statement of Form S-8 pertaining to the NaPro BioTherapeutics, Inc. 1993 Stock Option Plan and the NaPro BioTherapeutics, Inc. 1994 Long-Term Performance Incentive Plan of our report dated January 26, 1997, with respect to the consolidated financial statements of NaPro BioTherapeutics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                       /s/ Ernst & Young LLP

                                       ERNST & YOUNG LLP

Denver, Colorado
March 27, 1997